EXHIBIT  23(D)
                                  -------------


                        CONSENT  OF  INDEPENDENT  ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Level 8 Systems, Inc. on Form S-8 of our report dated January 31, 1997, except for Note 3, as to which the date is April 6, 1998, relating to the financial statements included in the Annual Report on Form 10-K of Level 8 Systems, Inc. for the year ended December 31, 1998.



/s/  Lurie,  Besikof,  Lapidus  &  Co.,  LLP

Minneapolis,  Minnesota
August  31,  1999